UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2005
Volkswagen Auto Lease Underwritten Funding, LLC
VW Credit Leasing, LTD.
Volkswagen Auto Lease Trust 2004-A
(Exact Name of Registrant as Specified in Charter)

Delaware Delaware Delaware	333-117089 333-117089-01 333-117089-02	11-365048-3 38-6738618 20-6291530

(State or other jurisdiction of Incorporation)	(Commission File Number)	(Registrants’ I.R.S. Employer Identification Nos.)
3800 Hamlin Road, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
             On August 22, 2005 Citibank, N.A., as indenture trustee, made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to the Volkswagen Auto Lease Trust 2004-A. A copy of this Servicer Certificate, which relates to the August 22, 2005 monthly payment and the Collection Period ended July 30, 2005, provided to Citibank, N.A., as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit
No.	Document Description

99.1	Volkswagen Auto Lease Trust 2004-A Servicer Certificate for the Collection Period ended July 30, 2005 provided to Citibank N.A., as indenture trustee. (Filed with this report.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the date indicated.

Dated: August 22, 2005	Volkswagen Auto Lease Underwritten Funding, LLC
	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

VW Credit Leasing, LTD. By: VW Credit, Inc. as Servicer
	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Volkswagen Auto Lease Trust 2004-A By: VW Credit, Inc. as Administrator
	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Exhibit Index

Exhibit
No.	Document Description

99.1	Volkswagen Auto Lease Trust 2004-A Servicer Certificate for the Collection Period ended July 30, 2005 provided to Citibank N.A., as indenture trustee. (Filed with this report.)